POWER OF ATTORNEY

The undersigned officer or Board member of BNY Mellon ETF Trust II (the "Trust") hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and James Windels, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Trust's Registration Statement on Form N-14 (and any and all amendments, including post-effective amendments, thereto) relating to the transaction listed below, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

•	Reorganization of BNY Mellon Tax Managed Growth Fund, a series of BNY Mellon Investment Funds IV, Inc. into BNY Mellon Concentrated Growth ETF, a newly created series of the Trust.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signatures	Title	Date

/s/ David DiPetrillo	President (Principal Executive Officer)	September 12, 2024
David DiPetrillo

/s/ James Windels	Treasurer (Principal Financial and	September 12, 2024
James Windels	Accounting Officer)

/s/ J. Charles Cardona	Chairman of the Board	September 12, 2024
J. Charles Cardona

/s/ Kristen M. Dickey	Board Member	September 12, 2024
Kristen M. Dickey

/s/ F. Jack Liebau, Jr.	Board Member	September 12, 2024
F. Jack Liebau, Jr.

/s/ Jill I. Mavro	Board Member	September 12, 2024
Jill I. Mavro

/s/ Kevin W. Quinn	Board Member	September 12, 2024
Kevin W. Quinn

/s/ Stacy L. Schaus	Board Member	September 12, 2024
Stacy L. Schaus